Exhibit 99.1

Innovative Eyewear, Inc. Announces Record-Breaking 65% Annual Sales
Growth in 2025 & Insider Buying Intent

MIAMI, Jan 7, 2026 /PRNewswire/ — Innovative Eyewear, Inc. (“Innovative Eyewear” or the “Company”) (NASDAQ: LUCY; LUCYW), the developer & manufacturer of smart eyewear under the Lucyd®, Lucyd Armor®, Reebok®, Eddie Bauer® and Nautica® brands, is pleased to announce its preliminary unaudited sales results for the fourth quarter and full year ended December 31, 2025.

The company achieved Q4 2025 sales of approximately $1m, representing an increase of approximately 45% compared with Q4 2024 revenue. Preliminary full-year 2025 sales are estimated to be $2.7 million, a substantial increase of approximately 65% year-over-year from $1.6 million in 2024.

The Company’s management believes that its operational progress and considerable traction with its smart eyewear brand portfolio, particularly Lucyd Armor smart safety and Reebok sport collections, is not fully reflected in the current market price of its common stock. A recent analysis of Amazon.com market trends indicates that the Company holds approximately 44% market share of smart safety glasses on the world’s most popular retail platform, and to our knowledge is the only smart safety glass on the platform with full safety certification in the US and Canada. Management believes the Company has now built the diverse product mix and distribution channels necessary to maximize its penetration in the rapidly growing smart eyewear market, and secure a long-term position as the industry value leader.

Harrison Gross (CEO), Oswald Gayle (CFO), Joaquin Abondano (COO), Eric Cohen (CTO), and Konrad Dabrowski (Chief AI and Growth Officer) intend to purchase shares of Innovative Eyewear in the open market. The planned purchases reflect management’s strong confidence in the Company’s strategic direction, long-term growth prospects, and current market valuation. The specific timing and amount of the purchases will depend on market conditions and other factors, and the transactions will be conducted in compliance with all applicable securities laws and the Company’s insider trading policy.

“Whilst these results remain subject to audit, we are pleased with the preliminary sales growth achieved in both the fourth quarter and full year 2025 compared to 2024,” said Harrison Gross, CEO of Innovative Eyewear. “We believe this performance reflects growing awareness of our brand portfolio and increasing demand for eyewear that integrates smart features alongside vision correction and protection, and the ability to easily use our eyewear with a number of AI platforms. We believe that our 2025 efforts to build a robust global fulfillment network have helped to position the Company for faster scale up of its brands across hardware stores, retail, and optical chains worldwide. We are optimistic about our prospects for significant placements with national, well recognized chains during 2026.”

All purchases by our management team will be publicly disclosed through required SEC filings, specifically Form 4, within the strict timelines mandated by law. The Company emphasizes that this announcement is a statement of intent and not a solicitation for the purchase or sale of securities.

About Innovative Eyewear, Inc.

Innovative Eyewear is a developer & manufacturer of cutting-edge ChatGPT enabled smart eyewear, under the Lucyd®, Nautica®, Eddie Bauer® and Reebok® brands. True to our mission to Upgrade Your Eyewear®, our Bluetooth audio glasses allow users to stay safely and ergonomically connected to their digital lives and are offered in hundreds of frame and lens combinations to meet the needs of the optical, sunglass, sporting goods and safety eyewear markets. To learn more and explore our continuously evolving collection of smart eyewear, please visit www.lucyd.co.

Forward Looking Statements

This press release contains certain forward-looking statements, including those relating to preliminary sales, the market for smartglasses and potential management stock purchases. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K under the caption “Risk Factors.”

Investor Relations Contact:

Skyline Corporate Communications Group, LLC
Scott Powell, President
1177 Avenue of the Americas, 5th Floor
New York, NY 10036
Office: +1 (646) 893-5835
Email: info@skylineccg.com